EXHIBIT 17

                                  FORM OF PROXY

IVY PAN-EUROPE FUND                         THIS PROXY IS SOLICITED ON BEHALF
a series of IVY FUND                        OF THE BOARD OF TRUSTEES

         The undersigned, having received Notice of the June 27, 2000 Special Meeting of Shareholders of Ivy Pan-Europe Fund (the "Fund"), a series of Ivy Fund (the "Trust"), and the related Proxy Statement/Prospectus, hereby appoints
C. William Ferris, Keith J. Carlson, and Paula K. Wolfe, and each of them, as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held on June 27, 2000 at 10:00 a.m. Eastern time, and any adjournments or postponements thereof.

PLEASE INDICATE VOTE ON OPPOSITE SIDE OF CARD.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

                                             Dated: __________________, 2000

                                             Please   sign   name  or  names  as
                                             appearing   on  proxy  and   return
                                             promptly     in    the     enclosed
                                             postage-paid  envelope.  If signing
                                             as a representative, please include
                                             capacity.

                                             [Name, address]

                                             ------------------------------
                                             Signature(s) of Shareholder(s)

[REVERSE SIDE OF CARD]

Please indicate your vote by filling in the appropriate box below, using blue or black ink or dark pencil (do not use red ink). This proxy will be voted in accordance with your specifications. If no specification is made, this proxy will be voted in favor of the Proposal.

                                                  For    Against      Abstain

PROPOSAL:  Approval  of the  Agreement
           and Plan of  Reorganization
           between the Trust,  on behalf
           of the Fund,  and the  Trust,
           on behalf of Ivy  European
           Opportunities Fund, as set
           forth in the Proxy Statement/
           Prospectus.


THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE DO NOT FORGET TO SIGN THE OTHER SIDE OF THIS CARD.